UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2026
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 5, 2026, Dream Finders Homes, Inc., a Texas corporation (the “Company”), issued a press release announcing the early participation results as of 5:00 p.m., New York City time, on November 4, 2026, of its recently announced private exchange offers (the “Exchange Offer”) and related consent solicitations (the “Consent Solicitation”) relating to any and all outstanding 7.500% Senior Notes due 2031 and 8.000% Senior Notes due 2032 issued by Beazer Homes USA, Inc. (“Beazer”), a wholly owned subsidiary of the Company (such notes, the “Beazer Notes”), for new notes to be issued by the Company (the “Dream Finders Notes”). In connection with the Exchange Offer, the Company is soliciting consents from eligible holders of the Beazer Notes (“Eligible Holders”) in the Consent Solicitation to adopt certain proposed amendments to the indentures governing the Beazer Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
No Offer or Solicitation
This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful. The Exchange Offer and Consent Solicitation are being made only to Eligible Holders solely pursuant to the exchange and consent solicitation statement dated October 22, 2026.
The Dream Finders Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and are being offered for exchange only to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act.
Forward-Looking Statements
Statements contained in this Current Report on Form 8-K may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “positions,” “potential,” “predicts,” “project,” “prospects,” “pursue,” “seek,” “should,” “target,” “will,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements. You should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks, uncertainties and assumptions are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the SEC. In addition to factors previously disclosed in the Company’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the Company’s ability to complete the Exchange Offer on the anticipated terms and timing, or at all, including satisfaction or waiver of the applicable conditions; the outcome of any legal proceedings relating to the acquisition that may be instituted against the Company or Beazer; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; the Company’s ability to complete the integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; the level of indebtedness incurred in connection with the acquisition of Beazer and the Company’s ability to reduce leverage within anticipated timeframes or to access capital on acceptable terms; the effects of the completion of the acquisition on the market price of the Company’s common stock, credit ratings or operating results; and the potential impact of the acquisition on relationships, including with employees, customers and competitors. The Company undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
99.1	Press Release of Dream Finders Homes, Inc., dated November 5, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

Date: November 5, 2026	By:	/s/ Robert E. Riva
Robert E. Riva
Vice President, General Counsel and Corporate Secretary